*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST.

January 8, 1997
Our Ref: B96-7701-RJTL-RJ0350-006


Atlantic Coast Airlines,
1 Export Drive,
Sterling, Virginia,
U.S.A.  20164


Gentlemen,


Letter Agreement No. 006 to Purchase Agreement No. RJ-0350 dated January 8, 1997 (the "Agreement") between Bombardier Inc. ("BRAD") and Atlantic Coast Airlines, Inc ("Buyer") relating to the purchase of twelve (12) Canadair Regional Jet Aircraft (the "Aircraft")


Subject: 	Operational Restrictions

1.0	This letter constitutes an integral part of the Agreement and evidences our further agreement with the matters set forth below. All terms used herein and in the Agreement and not defined herein, shall have the same meaning as in the Agreement.

2.0	Grounding

2.1	In the event that

*



	*








3.0	During the time that Buyer is prevented from operating the Aircraft due to such operational restrictions, Buyer shall use best efforts to reschedule the Aircraft within its total route system such that the restriction does not prevent the Aircraft from operating in revenue service.

4.0	The undertaking by BRAD in this Letter Agreement excludes any such grounding or operational restriction caused by:


(i)	BFE or Buyer-selected equipment or other products or parts not specifically approved by BRAD;

(ii)	failure by Buyer (subject to parts availability) to comply with or incorporate a service bulletin which would have prevented the grounding;

(iii)	failure by Buyer to comply with the conditions of the Airworthiness
Directive, within a reasonable length of time given the availability of BRAD Parts, Vendor Parts or Powerplant Parts;

(iv)	modifications made to the Aircraft or its Vendor Parts subsequent to the Delivery Date by Buyer or a third party, unless approved by BRAD;

(v)	failure to operate or maintain the Aircraft in accordance with the
Technical Data; or

(vi)	not operating the Aircraft in normal commercial airline service.



5.0  	The term of this Letter Agreement shall commence on the date of start of revenue service of Buyer's first Aircraft and shall expire three (3) years thereafter, *




6.0	Without limitation to the foregoing, during any period of grounding or operational restrictions, BRAD will diligently work to correct the cause(s) relating thereto and Buyer will provide all reasonable assistance, if required.

7.0	Limitation

7.1	*























8.0	The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer except as part of an assignment of the Agreement without the prior written consent of BRAD.

9.0	This Letter Agreement constitutes an integral part of the
Agreement and subject to the terms and conditions contained therein.



10.0	*










Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours very truly,
BOMBARDIER INC.



________________________				Date:_____________
Michel Bourgeois
Vice President, Contracts





Acknowledged and Accepted


Atlantic Coast Airlines



________________________				Date:_____________
James B. Glennon
Sr. Vice President and C.F.O.





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